UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 19, 2007, Pope & Talbot, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with International Forest Products Limited (“Interfor”) pursuant to which Interfor has agreed to purchase the Sellers’ sawmills located in Castlegar, British Columbia; Grand Forks, British Columbia; and Spearfish, South Dakota, and related timber tenures and cutting rights, consisting of substantially all of the operating assets of the Company’s Wood Products division other than its sawmills located in Fort St. James, British Columbia and Midway, British Columbia. Accounts receivable and vendor-managed inventories are excluded from the sale. Pursuant to the Purchase Agreement, Interfor has agreed to pay the Sellers $69 million in cash, plus the value of purchased inventories as of the closing and less the amount of certain assumed liabilities and the costs and expenses required to cure and reinstate material contracts being assigned to Interfor. The Purchase Agreement also provides that Interfor will assume and agree to perform certain post-harvest liabilities and obligations associated with the timber tenures. The Sellers have agreed to pay to Interfor an amount to be calculated prior to closing for the assumption of, and agreement to perform, such liabilities and obligations.

The Purchase Agreement authorizes the Sellers to solicit higher and better bids for the assets included therein or for additional assets of the Sellers, pursuant to bidding procedures set forth in an exhibit to the Purchase Agreement (the “Bidding Procedures”). The Bidding Procedures are subject to US Bankruptcy Court (defined in Item 1.03) and Canadian Court (defined in Item 1.03) approval and provide for a deadline for submission of competing bids of December 14, 2007, and, if any qualifying overbids are received, an auction to be held on December 19, 2007. The Purchase Agreement provides that if the assets included in the Purchase Agreement are sold to a higher bidder, Interfor will be entitled to a break-up fee of $3.2 million plus reimbursement of expenses up to a maximum of $700,000. In addition to US Bankruptcy Court and Canadian Court approvals, consummation of the transactions contemplated under the Purchase Agreement is also subject to satisfaction of certain other conditions.

Item 1.03.	Bankruptcy or Receivership

As previously reported, on October 29, 2007, the Company and its wholly-owned subsidiaries (collectively, the “Debtors”) obtained an order granting protection from their creditors under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) from the Ontario Superior Court of Justice (Commercial List) (the “Ontario Court”), in Court File No. 07-CL-7245 (the “CCAA Case”). On November 19, 2007, on the motion of Her Majesty the Queen in Right of the Province of British Columbia and with the consent of the Debtors, the Ontario Court transferred venue of the CCAA Case to the British Columbia Supreme Court (the “Canadian Court”), which accepted venue and extended stay of proceedings in the CCAA Case until January 15, 2008. The Debtors have continued to operate their businesses as debtor companies under the jurisdiction of the Ontario Court and in accordance with the applicable provisions of the CCAA and the orders of the Canadian Court.

On November 19, 2007, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “US Bankruptcy Court”), Case No. 07-11738 (the “Chapter 11 Case”). The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the US Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the US Bankruptcy Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 19, 2007, the Company and its wholly-owned Canadian subsidiary, Pope & Talbot Ltd., entered into a Debtor-in-Possession Credit and Security Agreement (the “DIP Agreement”) with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders parties thereto, to provide liquidity to the Debtors during the Chapter 11 Case and the CCAA Case pending the sale of substantially all of the Company’s businesses. The lenders under the DIP Agreement are the same parties as the lenders under the Company’s prior senior secured credit agreement (the “Pre-Petition Agreement”). The DIP Agreement provides for (i) a $71,062,301.57 revolving facility, including provisions for cash borrowings and a subfacility for up to $17,062,301.57 notional amount of letters of credit, and (ii) an $18 million multi-draw term loan. The revolving facility under the DIP Agreement will be used to repay the $45 million of outstanding borrowings under the revolving credit facility of the Pre-Petition Agreement and reissue the $17,062,301.57 of letters of credit outstanding under the Pre-Petition Agreement, leaving approximately $9 million of additional availability thereunder to support the Debtors’ working capital needs and general corporate purposes to the extent consistent with the budget provided by the Company to the lenders. The proceeds of the new term loan may be used to pay fees and expenses under the new term loan and on the existing term loans under the Pre-Petition Agreement, with up to $13 million available to the extent there is no availability under the revolving credit facility for working capital needs and general corporate purposes to the extent consistent with the budget provided by the Company to the lenders.

Obligations under the DIP Agreement are secured by a lien on substantially all of the assets of the Debtors and a super priority administrative claim in the Chapter 11 Case. Borrowings under the revolving credit facility bear interest at either LIBOR plus a spread of 5.0% or prime plus a spread of 4.0%. The new term loan will bear interest at either LIBOR plus a spread of 9.75% or prime plus a spread of 8.75%.

The US Bankruptcy Court and the Canadian Court each approved the DIP Agreement on an interim basis on November 21, 2007. Final approval of both courts is required under the DIP Agreement on or prior to December 21, 2007.

The DIP Agreement matures on the earliest of (i) February 15, 2008, (ii) the effective date of plans of reorganization or compromise in the Chapter 11 Case and the CCAA Case, or (iii) the sale of all or substantially all of the assets of the Company’s wood products and pulp divisions. The DIP Agreement includes covenants requiring the Company to (a) complete the sale of substantially all of the assets of the wood products division no later than January 31, 2008, and (b) conduct an auction for the sale of substantially all of the assets of the Company’s pulp division with that sale completed no later than February 15, 2008. All proceeds of asset sales, subject to payment of certain priority administrative expenses, will be applied to repay amounts owed under the DIP Agreement and the Pre-Petition Agreement. As of November 19, 2007, the aggregate principal amount outstanding under the Pre-Petition Agreement was approximately $233 million.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement dated as of November 19, 2007 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., Pope & Talbot

Spearfish Limited Partnership, and International Forest Products Limited.

The following schedule and exhibits to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

Disclosure Schedule

1.01(a)	Form of Omnibus Assignment of Lease
1.01(b)	Form of Assignment of Transferred Intellectual Property
1.01(c)	Form of Bill of Sale and Instrument of Assignment of Assets and Assumption of Liabilities
1.01(d)	Form of Deed and Land Transfer and Forms of Warranty Deeds (U.S.)
1.01(e)	Sellers’ Knowledge
1.01(f)	Principles and Procedures for Inventory Valuation
1.01(g)	Formula for Determining Target Inventory Adjustment
1.01(h)	Castlegar Landfill Site
1.01(i)	Formula for Determining STI Adjustment
2.04	Form of Deposit Escrow Agreement
2.07(b)	Form of Price Adjustment Escrow Agreement
2.09(a)	Form of Asserted Cure Costs Escrow Agreement
2.10	Principles and Procedures for Determining Forestry Services
3.12	Timber Tenures
5.05	Mill Log Inventories
5.13	Key Terms of Transition Services Agreement
6.01	Salaried Employees

4.1	Debtor-in-Possession Credit and Security Agreement dated as of November 19, 2007 between Pope & Talbot, Inc., Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 26, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: Vice President and Chief Financial Officer

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